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                                                                   EXHIBIT 10.6



                               SYMYX TECHNOLOGIES

                           CHANGE OF CONTROL AGREEMENT



         This Change of Control Agreement (the "Agreement") is made and entered into by and between __________________ (the "Executive") and Symyx Technologies, a California corporation (together with the successor entity resulting from the reincorporation Symyx Technologies in Delaware, the "Company"), effective as of December 31, 1998.

                                 R E C I T A L S

         A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

         B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

         C. Certain capitalized terms used in the Agreement are defined in
Section 4 below.

         The parties hereto agree as follows:

         1. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

         2. At-Will Employment. The Company and the Executive acknowledge that the Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established Executive plans and practices or pursuant to other agreements with the Company.



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         3. Benefits.

            (a) Termination Following A Change of Control. In the event that a Change of Control (as defined below) of the Company occurs and during the period beginning on the closing date of the transaction giving rise to such Change of Control and ending 18 months after such closing date, the Executive's employment with the Company (or the successor entity in such Change of Control transaction) is either (a) terminated by the Company (or its successor entity) or (b) is Constructively Terminated (as defined below) by the Executive, then all unvested Stock Rights (as defined below) shall become fully vested as of the date of such termination of employment by the Company or Constructive Termination by the Executive, as the case may be.

            (b) Termination For Cause. If the Executive's employment terminates by reason of the Executive's voluntary resignation (and is not a Constructive Termination), or if the Executive is terminated for Cause, then the Executive shall not be entitled to receive the accelerated vesting of Stock Rights set forth in Section 3(a) above.

         4. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

            (a) Cause. "Cause" shall mean either (i) any act of personal dishonesty taken by the Executive in connection with his responsibilities as an Executive and intended to result in substantial personal enrichment of the Executive, (ii) the conviction of a felony, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, or
(iv) following delivery to the Executive of a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties, continued violations by the Executive of the Executive's obligations to the Company which are demonstrably willful and deliberate on the Executive's part.

            (b) Change of Control. "Change of Control" means the completion by the Company of a reorganization, merger, consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation would not immediately thereafter own more than 50% of, respectively, the capital stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company. For purposes hereof, such Change of Control shall be deemed to have occurred on the date on which the transaction closes. Notwithstanding the foregoing, the reincorporation of the Company in Delaware shall not constitute a Change of Control for purposes of this Agreement.

            (c) Constructive Termination. "Constructive Termination" shall mean the resignation by the Executive from employment following (i) without the Executive's express written consent, the assignment to the Executive of any duties or the reduction of the Executive's duties, either of which results in a significant diminution in the Executive's position or responsibilities in effect immediately prior to such assignment, or the removal of the Executive from such position and



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responsibilities, provided, however that changes in the circumstances of employment which are solely the result of changes in corporate legal structure resulting directly from the Change of Control shall not constitute a basis for Constructive Termination; (ii) without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a material reduction by the Company in the cash compensation of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; or (v) the relocation of Executive's principal place of employment to a facility or a location more than 50 miles from the Executive's then present location, with the Executive's express written consent.

            (d) Stock Rights. "Stock Rights" shall mean all options or rights to acquire vested ownership of shares of Common Stock of the Company under plans, agreements or arrangements which are compensatory in nature, including, without limitation, the Company's 1996 and 1997 Stock Option Plans and Restricted Stock Purchase Agreements between the Company and the Executive.

         5. Successors.

            (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 5(a) or which becomes bound by the terms of this Agreement by operation of law.

            (b) Executive's Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         6. Notice.

            (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to the Executive at his or her home address most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.



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            (b) Notice of Termination. Any termination by the Company for Cause or by the Executive as a result of a voluntary resignation or a Constructive Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 6(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Constructive Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing Executive's rights hereunder.

         7. Miscellaneous Provisions.

            (a) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

            (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same.

            (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

            (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY                                   SYMYX TECHNOLOGIES

                                          By:
                                             __________________________________

                                          Title:
                                                _______________________________

                                          Date:
                                               ________________________________


Executive                                    __________________________________






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